Exhibit 10.36

EXCLUSIVE LICENSE AGREEMENT

THIS AGREEMENT is made and entered into as of the 19th day of March, 2010:

BETWEEN
Global Entertainment Holdings, Inc. a corporation incorporated under the laws of Nevada, having its registered office at 650 N. Bronson Avenue, Suite B-116, Los Angeles, CA 90004, USA represented herein by Gary Rasmussen, its Chief Executive Officer and duly authorized officer as he so declares,

Hereinafter referred to as “Licensor”

AND
Global Universal  Pictures, Inc., a corporation incorporated under the laws of New Brunswick, having its registered office at 11 Pine Court, Maugerville, New Brunswick, E3A 8M8 Canada, represented herein by Jacqueline Giroux, its President and duly authorized officer as she so declares,

 Hereinafter referred to as “Licensee”

IT IS AGREED:

1.	DEFINITIONS

The following words, wherever used in this Agreement or in any deeds or agreements supplemental or ancillary hereto, shall have the following meanings:

1.1	“Film” means and refers to up to 1 x 95 - 100 minute Feature Film production project, (including credits and music video) more fully described as follows:

1.1.1	Title:	“The Night” (working title)
1.1.2	Concept/Storyline:	Global Entertainment Holdings, Inc.

as more fully described in Schedule “A”attached hereto.

1.2	“WORK” means and refers to the project described in above article 1.1, including:

1.2.1	the title “The Night”;
1.2.2	the Concept and/or Storyline of the Film;

1.3       “Television" means and refers to any and all forms and technologies of television, whether now  known or  hereafter devised, including without limitation, television forms commonly referred to as "Free TV", "PayTV", "Public TV", "DBS", "Cable TV" and "Subscription TV".

1.4
 “Merchandising Rights” means and refers to those rights required for manufacture, sale and distribution of all merchandise including but not limited to brochures, comics, cartoons, posters, programmes, toys, games, electronic media products now known or unknown (including but not limited to interactive games, programmes for Internet or mobile phones, Internet and mobile phones downloadables) (“Electronic Media Products”), novelties, combined packages of books, records, fabrics, apparel, food, drinks and other goods and other premiums promotions and commercial tie-ins featuring, containing or consisting of the names, characters, items, symbols, trademarks, designs, logos, Licensees and catch-phrases, likenesses and visual representations of the literary and/or artistic characters created, described or portrayed in the WORK.

1.5
“Home Video/DVD” means and refers to copies of programs on tape, disc, cassette, laser disc, CD-ROM, DVD or any other similar format manufactured and intended primarily for private, in-home exhibition, and to the selling, rental and location of such copies on all possible carrier materials currently known or developed in the future.

1.6
“Distribution” means and refers to any and all activities related to the commercial release of the Film and products derived therefrom, including the sale, the location and distribution thereof by any and all means currently known or developed in the future, including electronic distribution.

1.7
“Broadcast” means and refers to communication to the public by telecommunication of the Film including transmission and retransmission thereof via any television distribution system or by cable, satellite and any other means currently know or developed in the future, including broadcasting via Internet and mobile telephones.

2.	EXCLUSIVE GENERAL LICENSE

2.1
Object - Subject to the terms and conditions of this Agreement, the Licensor hereby transfers unto Licensee the copyright to the WORK, and further grants to Licensee the worldwide and exclusive license to use the WORK and to authorize the use thereof for and in connection with the following purposes:

2.1.1
the writing, production, publication, broadcast, distribution, public performance and promotion of the Film throughout the world in all languages and in all distribution markets, including but not limiting to Television, Home Video/DVD, non-theatrical and theatrical markets.

2.1.2
the exercise of all Merchandising Rights in respect of the Film and the exercise of all so-called "commercial tie-up" rights (as this expressions is used in the Film and television industry) in respect of the WORK, which include without limitation all rights required for the manufacture, sale and other exploitation of whatsoever nature of goods, souvenirs, products, facilities and commodities of all kinds reproducing, depicting, making reference to or based on or decorated with the title, characters, scenes and incidents of or articles appearing in the WORK or in the Film;

(Hereinafter referred to as “GENERAL LICENSE”).

2.2
Term - Subject to provisions of article 2.3 below and to the other terms and conditions of this Agreement,  the GENERAL LICENSE granted hereunder shall vest in Licensee upon execution of this Agreement without any term restrictions.

2.3	Conditions of use - The GENERAL LICENSE is deemed subject to the execution of the following conditions:

2.3.1         Gary Rasmussen will be an Executive Producer for the duration of the Film.

2.3.2         Subject to the provisions of the Agreement, Licensee shall accord the following credit on the negative of the Film and on all positive copies of the Film made or issued by Licensee in the opening credits in the words "Original concept Global Entertainment Holdings, Inc." and “Executive Producer Gary Rasmussen” and in all advertising and paid publicity issued by or under the immediate control of Licensee other than teaser trailers list group and advertising of eight column inches or less in size and other than special advertising or publicity relating to the screenplay upon which the Film is based or to commercial tie ups and other radio or television advertising or publicity written in narrative form PROVIDED ALWAYS that Licensee shall not be liable for any failure or default by any third party concerned in the exploitation of the Film in giving such credit nor for any accidental breach of its obligations under this sub-clause (but Licensee will use all reasonable endeavours to remedy any such accidental breach by it of which notice is given to it if such remedy is possible and all reasonable endeavours to obtain the remedy of a remediable breach by a third party) and the rights and remedies (if any) of Licensee or of the Licensor in the event of breach of this sub-clause shall be limited to Licensee or to the Licensor's right (if any) to recover damages in an action at law and in no event shall be entitled by reason of any such breach to enjoin or restrain the distribution exhibition or other exploitation of the Film.

3.	COMPENSATION

3.1
Subject to financing of the Film, Licensee agrees to pay to the Licensor as all-inclusive remuneration and as consideration in full for all rights granted or to be granted hereunder, the following compensation: (i) a sum of CA$150,000, and (ii) revenue representing 30% of the share of Licensee in the Net Receipts of the Film. For the purposes of this Agreement, the term “Gross Receipts” shall mean all monies (including all amounts from advances, guarantees, security deposits and awards) received by Licensee (or its wholly owned subsidiary created for the sole purpose of producing the Film) or distributors from the lease, sub-license, sale, rental, barter, distribution, broadcast, exhibition, performance, exploitation or other exercise of each licensed right in the Film all without deductions, (where such deductions shall include but not be limited to any withholding or other taxes paid or deducted at source) throughout the Universe. These amounts exclude presales, advances, and minimum guarantees, as well as third party investments or other instruments used to produce the Film.

For the purpose of this Agreement, the term “Net Receipts” shall mean “Gross Receipts” less reasonable distribution commissions, distribution expenses and residual royalties, if any.

4.           WARRANTIES AND REPRESENTATIONS

4.1           The Licensor warrants represents and agrees that:

4.1.1	the Licensor has full authority, power and right to enter into this Agreement, and to fully perform all of Licensor’s obligations hereunder;

4.1.2	the Licensor has and will have no contract, grant or deed with any other person or entity which might conflict with, impair or be inconsistent with any of the provisions of this Agreement;

4.1.3	neither this Agreement nor the fulfillment thereof by any part infringes upon the rights of any person;

4.1.4	the WORK does not or will not violate or infringe upon the copyright, moral rights and other property rights of any person or entity;

4.1.5	there are no rights, licenses or grants of any nature in favor of anyone, which would impair or infringe upon the rights herein granted to Licensee.

5.	REMAKES, ETC.

5.1           Licensor hereby grants Licensee the Right of First Negotiation and the Right of LastRefusal to participate in the production of any remake, sequel, follow-up, prequeland spin-off rights (collectively "Other Productions") in and to the Film and the WORK produced by Licensee (or any of its assignee’s or licensees of rights in and to the Other Productions), where:

5.1.1       “Remake” or “spin-off”, refers to the right to adapt or reproduce or represent at a latertime the Film, to adapt the Film creating a new movie in animation or live action or TV series or Electronic Media Products constituting a new version of the Film which version deals with the same themes, characters, scripts and dialogue;

5.1.2        “Sequel” or “follow-up”, refers to the rights to adapt, reproduce and represent at a latertime the Film, to adapt  the Film creating a new movie in animation or live action or TV Series or Electronic Media Products forming a new version of the Film which version deals with the elements of the Film such as the title, principal themes, certain characters, situations, scripts and dialogue. The right to a follow-up includes the right to create a new movie or pre-production elements from the Film which can be exploited commercially independently from the Film, including in Videogram format, and in television format in certain countries;

5.1.3       “Prequel” refers to the right to adapt, reproduce, or represent the Film through new production forming a new version of the Film creating a new movie in animation or live action or TV series or Electronic Media Products which version deals with the elements of the Film such as the title, principal themes, certain characters, situations, scripts and dialogue, but whereby the action is set in a time prior to that of the Film.

5.2           The Parties shall negotiate in good faith the terms and conditions of the remake, sequel,follow-up, prequel and spin-off rights in relation to the Right of First Negotiation and theRight of Last Refusal above mentioned.

6.	BANKRUPTCY

6.1
In the event of the liquidation of Licensee’s assets, or the filing of a petition in bankruptcy or insolvency or for an arrangement or reorganization by, for or against Licensee, or in the event of the appointment of a receiver or a trustee for all or a portion of Licensee’s property, or if Licensee shall make an assignment for the benefit of creditors, or commits any act for or in bankruptcy, or become insolvent, the Licensor shall have the option by written notice to Licensee to terminate this Agreement.

6.2	It is expressly agreed and understood between and by the parties that, notwithstanding the termination of this Agreement under paragraph 6.1 above:

6.2.1
all rights and interests granted to or acquired by Licensee hereunder in and to the Film and Merchandising Rights project made on the date of termination, shall not be affected and shall remain in full force and effect.

7.	TRANSFER

7.1
Save and except for any transfer or assignment of rights to a parent or affiliate company of Licensee, which transfer or assignment can take place without the prior written agreement of the Licensor, Licensee shall not assign nor transfer this Agreement and any of of its rights and obligations hereunder, at any time and from time to time, in whole or in part, without having first obtained for each projected transfer written approval from the Licensor, which approval shall not be unreasonably withheld.

8.            DEFAULT

8.1	Should Licensee fail to perform any of its obligations hereunder, the Licensor shall be at liberty to terminate this Agreement provided, however, that:

8.1.1	the Licensor shall advise Licensee in writing of the specific facts upon which it is claimed that Licensee is in default;

8.1.2	Licensee shall be allowed a period of thirty (30) days after the receipt of such written notice within which to cure such default;

8.1.3	if Licensee fails to cure the same within such thirty (30) day period, this Agreement shall terminate and be deemed terminated upon the expiration thereof.

8.2	It is expressly agreed and understood between and by the parties that, notwithstanding the termination of this Agreement under paragraph 8.1 above:

8.2.1
all rights and interests granted to or acquired by Licensee hereunder in and to the Film and Merchandising Rights project made on the date of termination, shall not be affected and shall remain in full force and effect;

8.2.2
all rights and interests granted to or acquired by Licensee hereunder in and to the WORK, including any and all rights and interests granted to or acquired by Licensee to the Film and Merchandising Rights project derived from the WORK and the Film, shall revert and be deemed reverted to the Licensor upon termination of this Agreement. subject, however, to the following conditions:

a)	the Licensor shall be deemed substituted to Licensee in and for the conduct of the licenses referred to 8.2.2;

b)	the reversion of rights referred to above shall be subject to the undertaking and observance by the Licensor of Licensee’s obligations under these licenses;

c)	any and all payments made by Licensee to the Licensor before the termination of this Agreement shall remain valid and subject to no reimbursement by the Licensor.

9.	NOTICES

9.1
Any notice, demand, request, accounting, consent or communication required or contemplated by any provision of this Agreement is to be given either by hand or by messenger, or by prepaid registered mail, or by an internationally recognized overnight courrier service (such as Federal Express, etc.), or by telecopier, provided such communication is evidenced by confirmation of receipt, at the following addresses and numbers:

9.1.1                      to the Licensor:                                at the above mentioned address
            Fax: (818) 827-0900

9.1.2                      to the Licensee:                                at the above mentioned address
            Fax: (506) 208-0108

or at such other address or addresses and phone/fax number(s) as the parties may from time to time designate pursuant to the provisions of article 9.1.

10.	GENERAL PROVISIONS

10.1
This Agreement (including Schedule attached thereto) contains the entire agreement between the parties with respect to the transactions contemplated herein and supersedes all prior or contemporaneous negotiations, agreements and understandings, if any. No amendment to this Agreement may be made unless in writing and signed by the parties or their agents.

10.2
This Agreement and the interpretation and enforcement thereof for all actions, claims and disputes shall be governed by and construed in accordance with the laws of the State of California, with venue resting in the Federal or State Courts situated within the City of Las Angeles, California USA.

10.3	The insertion of titles are for convenience only and do not affect the meaning of the interpretation of this Agreement.

10.4	Where required by the context hereof, the singular shall include the plural and the masculine gender shall include the feminine or neuter gender, as the case may be, and vice versa.

10.5
Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and if any provision of this Agreement is held to be invalid or illegal under any material statute, law, ordinance, order or regulation, in any jurisdiction, such provision shall be curtailed and limited only to the extent necessary to bring it within the legal requirements of such jurisdiction and such curtailment or limitation shall not affect the validity of the remainder of this Agreement or any other provisions hereof in that, or any other, jurisdiction.

10.6
This Agreement shall not be construed as constituting a co-production, a partnership or joint venture between the parties or make either party an agent of the other party.  Each party hereto will not hold itself out as an agent of the other party and neither of the parties shall be or become liable or bound by any representation, act, omission or agreement whatsoever of the other party hereto.

This Agreement has been executed in two (2) counterparts, each counterpart shall be deemed an original, but all of which together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

Global Entertainment Holdings, Inc.                                                                                     Global Universal Pictures, Inc.

By:    /s/ Gary Rasmussen___________                                                                                     By:   /s/ Jacqueline Giroux_______
          Gary Rasmussen, CEO                                                                                                                  Jacqueline Giroux, President

Addendum to Exclusive License Agreement

INVESTMENT UNDERTAKING

To :         649679 NB LTD. (d/b/a/ THE NIGHT PICTURES)
the “Corporation”
11 Pine Ct.
Maugerville, New Brunswick, E3A 8M8

Re:           Subscription of Preference Shares

The undersigned agrees and promises to subscribe to CA$150,000 of preference shares in the share capital of the Corporation as an equity investment in the production of the motion picture entitled “The Night”, to be paid in immediately available funds to the motion picture’s production account within five days from the closing of a production related bank loan between the Corporation and its designated financial institution. Such preference shares will be redeemed by the Corporation in first position from any and all sources of first available funds received by the Corporation.

Further, the Undersigned is hereby appointed as the Sales Agent for “The Night” for all rights excluding Canada. The Undersigned shall use its best efforts to obtain a minimum of $250,000 in gross sales, within twelve months of completion, from the exploitation of rights to “The Night” through one of more sales and/or distribution agreements with a reputable distribution company such as Fremantle Corp, Cinevest Interactive, etc. The Sales Agent shall be entitled to receive a fee equal to 10% of the gross amount of all sales for the rights to “The Night.”

Signed this 19th day of March, 2010.

Global Universal Film Group, Inc.                                                                                     649679 N.B. LTD.
                               (d/b/a/ THE NIGHT PICTURES)

By:           /s/ Gary Rasmussen                                           By:           /s/ Jacqueline Giroux
                 Gary Rasmussen, CEO                                                                                        Jacqueline Giroux, President